POST OFFICE BOX 787
                               LEBANON, TENNESSEE
                                       37088-0787
                               PHONE 615.443.9869

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CBRL GROUP, INC.
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[CBRL Group, Inc. Logo]



                                   Contact:  Lawrence E. White
                                             Senior Vice President,
                                             Finance and Chief Financial Officer
                                             615-443-9869


       CBRL GROUP, INC. DECLARES TWELVE CENTS PER SHARE QUARTERLY DIVIDEND
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Lebanon,  TN (November  24, 2004) - CBRL Group,  Inc. (the  "Company")  (NASDAQ:
CBRL) today announced that the Board of Directors has declared a dividend to common shareholders of twelve cents per share, payable on February 8, 2005 to shareholders of record as of January 14, 2005.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 510 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 115 company-operated and 21 franchised Logan's Roadhouse restaurants in 18 states.

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